UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2015

VITAL THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200

San Diego, California 92128

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 673-6840

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, the Board of Directors (the “Board”) of Vital Therapies, Inc. (the “Company”) increased the size of the Board by one director, from nine to ten directors, and appointed Cheryl L. Cohen to the Board, effective immediately. Ms. Cohen will serve as a Class III director, with a term expiring at the Company’s 2017 annual meeting of stockholders.

Ms. Cohen served as chief commercial officer of Medivation, Inc., a publicly-traded bio-pharmaceutical company, from September 2011 until July 2014. Ms. Cohen currently serves as president of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, where she also served as president from September 2008 until September 2011. From November 2007 to September 2008, she served as the vice president, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including vice president, rheumatology franchise. Ms. Cohen has served on the board of Tokai Pharmaceuticals, Inc., a publicly-traded pharmaceutical company focused on new treatments for prostate cancer, since April 2015, the board of Cytrx Corporation, a publicly-traded bio-pharmaceutical company specializing in oncology, since June 2015, and the board of Protein Sciences Corporation, a privately held bio-pharmaceutical company specializing in vaccine development, since October 2014. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College.

In accordance with the Company’s outside director compensation policy (the “Outside Director Compensation Policy”), Ms. Cohen was granted an option on July 14, 2015 to purchase 12,581 shares of the common stock of the Company, at an exercise price of $26.71 per share, the closing sales price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The award will vest monthly in 48 equal installments, in each case, subject to Ms. Cohen’s continued service to the Company. The option is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and the related stock option agreement. Furthermore, Ms. Cohen is entitled to receive cash compensation (including annual cash retainers and board meeting fees) and additional annual equity awards in accordance with the terms and conditions of the Company’s Outside Director Compensation Policy. The Company will also reimburse Ms. Cohen for all expenses associated with attending meetings of the Board. The foregoing summary of the Outside Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Outside Director Compensation Policy, a copy of which was filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on May 12, 2015, and is incorporated herein in its entirety by reference.

Ms. Cohen executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-191711) filed with the Securities and Exchange Commission on November 6, 2013, and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Ms. Cohen and any other persons pursuant to which Ms. Cohen was selected as a director. In addition, Ms. Cohen is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 15, 2015, the Company issued a press release announcing Ms. Cohen’s appointment as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By:	/s/ Michael V. Swanson
Michael V. Swanson
Chief Financial Officer

Date: July 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July15, 2015.